Exhibit 10.13

SECURITIES PURCHASE

AGREEMENT

Dated as of February 23, 2011

between

SOCKET MOBILE, INC.

and

ABOCOM SYSTEMS INC.

TABLE OF CONTENTS

Page

ARTICLE I Purchase and Sale of Common Stock	1

Section 1.1 Purchase and Sale of Common Stock	1
Section 1.2 Purchase Price and Closing	1
Section 1.3 Delivery	2

ARTICLE II Representations and Warranties	2

Section 2.1 Representations and Warranties of the Company	2
Section 2.2 Representations and Warranties of the Purchaser	5

ARTICLE III Covenants	7

Section 3.1 Listing	7
Section 3.2 Disclosure of Transactions and Other Material Information	7
Section 3.3 Delivery of Share Certificates	8

ARTICLE IV Conditions	8

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares	8
Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares	9

ARTICLE V Certificate Legend	10

Section 5.1 Legend	10

ARTICLE VI Termination	11

Section 6.1 Termination by Mutual Consent	11
Section 6.2 Effect of Termination	11

ARTICLE VII Miscellaneous	12

Section 7.1 Fees and Expenses	12
Section 7.2 Specific Enforcement; Consent to Jurisdiction	12
Section 7.3 Entire Agreement; Amendment	12
Section 7.4 Notices	13
Section 7.5 Waivers	13
Section 7.6 Headings	13
Section 7.7 Successors and Assigns	13
Section 7.8 No Third Party Beneficiaries	14
Section 7.9 Governing Law	14
Section 7.10 Survival	14
Section 7.11 Counterparts	14
Section 7.12 Publicity	14
Section 7.13 California Corporate Securities Law	14
Section 7.14 Severability	15
Section 7.15 Further Assurances	14

EXHIBIT A FORM OF REGISTRATION RIGHTS AGREEMENT	A-1

-i-

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT this ("Agreement"), dated as of February 23, 2011, is made by and between Socket Mobile, Inc., (the "Company"), a Delaware corporation located at 39700 Eureka Drive, Newark, California 94560 U.S.A., and AboCom Systems Inc., (the "Purchaser") a corporation organized under the laws of Taiwan with offices at 350 No. 77, Yu-Yih Road, Chu-Nan Chen, Miao-Lih Hsuan, Taiwan, R.O.C. for the purchase and sale by the Purchaser of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock").

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Common Stock

Section 1.1 Purchase and Sale of Common Stock.

(a) Pricing and total investment. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company that number of shares of Common Stock (the "Shares") at a per share price equal to the closing bid price of the Common Stock on the Nasdaq Exchange on the day prior to the signing of this Agreement, for a total purchase price of five hundred thousand U.S. dollars ($500,000).

(b) Securities. The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investment to be made hereunder. The aggregate number of Shares issued hereunder shall not exceed seven hundred sixty thousand three hundred ninety eight (760,398).

Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the number of Shares equal to U.S. $500,000 divided by the latest closing bid price of the Common Stock prior to signing this Agreement. The closing of the purchase and sale of the Shares to be acquired from the Company under this Agreement (the "Closing") shall take place at the offices of the Company located at 39700 Eureka Drive, Newark, California 94560 at 10:00 a.m., Pacific Time (i) on or before February 25, 2011, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Immediately upon Closing, the Purchaser shall credit the sum of $500,000 to the balances due from the Company to the Purchaser.

Section 1.3 Delivery. At the Closing, the Company shall issue to the Purchaser certificate(s) representing the Shares purchased. The Shares are sometimes referred to herein as the "Securities".

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries or own securities of any kind in any other entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the Company which is material to the Company taken as a whole.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement (in substantially the form attached hereto as Exhibit B, the "Registration Rights Agreement") and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) Capitalization. The authorized capital stock of the Company as of the date of this Agreement consists of 10,000,000 shares of Common Stock, $0.001 par value, of which 3,801,991 shares are issued and outstanding and 3,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. No shares of Common Stock or any other security of the Company are entitled to preemptive rights. Except (i) options to purchase 1,390,173 shares of the Company's Common Stock issued pursuant to the Company's stock option plans and outstanding as of the date of this Agreement, (ii) an additional 124,939 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans, (iii) warrants to acquire 636,585 shares of Common Stock upon the exercise of the Warrants, (iv) 760,398 shares of common stock reserved for the conversion of convertible notes, and (v) except as described in the Transaction Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, and there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as described in the Transaction Documents, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate") and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

(d) Issuance of Securities. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind (other than those arising from the actions or inactions of the Purchaser itself), and the holders shall be entitled to all rights accorded to a holder of Common Stock; provided, however, that the Shares may be subject to restriction or transfer under state and federal securities laws.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company's properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all material reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable federal securities law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Form 10-Q and Form 10-K complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Undisclosed Events or Circumstances. Since September 30, 2010, except as set forth in the Commission Documents, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under applicable federal securities law, rule or regulation, requires public disclosure or announcement by the Company but which has not been publicly so announced or disclosed.

(h) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action such that the issuance and sale of any of the Securities are not exempt from the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(i) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality located in the United States is or will be necessary for, or in connection with, the issuance or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company with respect solely to itself:

(a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Shares being sold to it hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all such Purchaser's obligations under the Transaction Documents, has been taken or will be taken prior to the Closing. The Transaction Documents constitute, or shall constitute when executed and delivered, valid and legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except: (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of the Transaction Documents by the Purchaser or the performance of the Purchaser's obligations hereunder or thereunder.

(c) Acquisition for Investment. Such Purchaser is purchasing the Shares solely for its own account, not as a nominee or agent, and for the purpose of investment and not with a view to or for resale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company and (ii) is able to bear the financial risks associated with an investment in the Company.

(d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with the provisions of Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a "brokers' transaction," a transaction directly with a "market maker" or a "riskless principal transaction" (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable, and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement. Such Purchaser understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering, other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and the brokers who participate in the transactions do so at their own risk.

(e) General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Opportunities for Additional Information. The Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the business, management, financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser. The Purchaser believes that it has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Securities. The Purchaser also acknowledges that it is relying solely on its own advisors and not on any statements or representations of the Company or its agents for legal or tax advice with respect to this investment or the transactions contemplated by the Transaction Documents.

(g) No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Accredited Investor. The Purchaser is an accredited investor (as defined in Rule 501 of Regulation D, promulgated by the Commission under the Securities Act), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

ARTICLE III

Covenants

The Company covenants with the Purchaser as follows:

Section 3.1 Listing. The Company shall notify the NASDAQ Stock Market within the time periods required by the NASDAQ Stock Market, of the issuance of the Shares. The Company shall use its commercially reasonable efforts to maintain the Common Stock's authorization for quotation on the NASDAQ Capital Market. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the NASDAQ Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.1.

Section 3.2 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the fourth business day immediately following the date of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the Exchange Act (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the Commission, the Purchaser shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or authorized agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its officers, directors, employees and authorized agents not to, provide the Purchaser with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the Company without the express written consent of the Purchaser.

Section 3.3 Delivery of Share Certificates. At Closing or as soon thereafter as reasonably possible (but in any event no later than two Business Days immediately following the Closing Date), the Company shall deliver to the Purchaser certificates representing the Shares (in such denominations as the Purchaser may request) acquired by the Purchaser at the Closing.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to the Purchaser on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or quoted by NASDAQ, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Delivery of Purchase Price. The Purchase Price for the Shares in the form of a credit memo shall have been delivered to the Company by the Purchaser at the Closing.

(g) Delivery of Transaction Documents. The Transaction Documents to which the Purchaser is a party shall have been duly executed and delivered by the Purchaser to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares. The obligation hereunder of the Purchaser to purchase the Shares and consummate the transaction contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or quoted by NASDAQ, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Shares. The Company shall have made arrangements for delivery of the certificates representing the Shares (in such denominations as the Purchaser may request) being acquired by the Purchaser at the Closing.

(g) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the Shares, a number of shares of Common Stock equal to the number of Shares issuable.

(h) Secretary's Certificate. The Company shall have delivered to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the adoption of resolutions consistent with Section 2.1(b), (ii) the Certificate and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(j) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit B attached hereto.

ARTICLE V

Certificate Legend

Section 5.1 Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped if, unless otherwise required by state securities laws, (i) while such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, and such holder delivers the legended Securities to the Company or the Company's transfer agent.

ARTICLE VI

Termination

Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchaser.

Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 7.1 and 7.2. Nothing in this Section 6.2 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) With respect to any disputes arising out of or related to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Alameda County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California). The parties hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, or the Registration Rights Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery if delivered in person or upon transmission if sent by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Socket Mobile, Inc.
39700 Eureka Drive
Newark, California 94560
Attention: David Dunlap, CFO
Telecopier: (510) 933-3104
Telephone: (510) 933-3000

If to the Purchaser:	AboCom Systems Inc.
350 No. 77, Yu-Hih Road
Chu-Nan Chen, Miao-Lih Hsuan
Taiwan, R.O.C.
Attention: Eric Oh-Yang
Telecopier: +886 (37) 580-799
Telephone: +886 (37) 580-077

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Except as provided herein, the Purchaser may not assign the Shares or their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. Unless this Agreement is terminated under Section 6.1, the representations and warranties of the Company and the Purchaser contained in Article II shall survive the execution and delivery hereof and the Closing until the date one (1) year from the Closing Date, and the agreements and covenants set forth in Articles I, III, V and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement; provided, however, that the Purchaser acknowledges and agrees that they will be included as a selling shareholder in the Registration Statement.

Section 7.13 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Section 7.14 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Registration Rights Agreement.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

SOCKET MOBILE, INC.

By: /s/ David W. Dunlap
Name: David W. Dunlap
Title: Chief Financial Officer

PURCHASER:

ABOCOM SYSTEMS INC.

By: /s/ Eric Oh-Yang
Name: Eric Oh-Yang
Title: President/CEO

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT